Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2022 RESULTS

Q4 2022 total sales of $209.5 million with gross margin of 39.5%

Q4 2022 diluted EPS of $0.81; adjusted diluted EPS* of $0.83

Fiscal 2022 total sales of $795.0 million compared to $781.9 million in fiscal 2019

Fiscal 2022 diluted EPS of $7.17; adjusted diluted EPS* of $1.14

Company ends Fiscal 2022 with $103.5 million of cash and no debt

Company provides outlook for Fiscal 2023

SAVANNAH, GA (March 21, 2023) — Citi Trends, Inc. (NASDAQ: CTRN), a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States, today reported results for the fourth quarter and full year ended January 28, 2023.

The Company is reporting select operating results for the fourth quarter and full year 2022 relative to the same periods of 2019 due to the unique operating environment resulting from the COVID-19 pandemic and related government stimulus in 2020 and 2021.

Financial Highlights – Fourth Quarter 2022

•	Total sales of $209.5 million decreased 13.1% vs. Q4 2021 and decreased 0.7% vs. Q4 2019; comparable store sales decreased 14.4% compared to Q4 2021

•	Gross margin of 39.5% vs. 40.4% in Q4 2021 and 39.7% in Q4 2019

•	SG&A expense dollars declined 11.3% vs. Q4 2021 and increased 4.3% vs. Q4 2019; SG&A expenses were 33.7% of sales compared to 33.0% in Q4 2021 and 32.1% in Q4 2019

•	Operating income of $7.4 million, or $7.5 million as adjusted*, compared to $12.6 million in Q4 2021 and $11.3 million in Q4 2019, or $11.8 million as adjusted*
•	Net income of $6.6 million compared to $9.8 million in Q4 2021 and $9.4 million in Q4 2019

•	Adjusted EBITDA* of $12.3 million compared to $17.8 million in Q4 2021 and $16.6 million in Q4 2019

•	Diluted EPS of $0.81, or $0.83 as adjusted*, vs. diluted EPS of $1.16 in Q4 2021 and diluted EPS of $0.84 in Q4 2019, or $0.88 as adjusted*

Financial Highlights – Full Year 2022

•	Total sales of $795.0 million decreased 19.8% vs. 2021 and increased 1.7% vs. 2019

•	Gross margin of 39.1% vs. 41.1% in 2021 and 38.0% in 2019

•	Operating income of $75.3 million, or $11.4 million as adjusted*, vs. $79.5 million in 2021 and $18.5 million in 2019, or $20.6 million as adjusted*

•	Net income of $58.9 million, or $9.4 million as adjusted*, compared to $62.2 million in 2021 and $16.5 million in 2019, or $18.2 million as adjusted*

•	Adjusted EBITDA* of $32.0 million vs. $99.9 million in 2021 and $39.2 million in 2019

•	Diluted EPS of $7.17, or $1.14 as adjusted*, vs. diluted EPS of $6.91 in 2021 and $1.41 in 2019, or $1.56 as adjusted*

•	Opened 12 new stores, remodeled 35 stores and closed 10 stores to end the year with 611 locations

•	Year-end total dollar inventory decreased 14.6% vs. 2021

•	Cash of $103.5 million at year-end, with no debt and no borrowings under a $75 million credit facility

Chief Executive Officer Comments

David Makuen, Chief Executive Officer, commented, “I am pleased to report that we delivered on every aspect of our stated guidance for the fourth quarter and the second half of 2022. During a highly challenging economic environment, especially for low income families, our annual sales were above 2019 levels at a healthy gross margin of 39.1%, and we successfully reduced operating expenses by 9% versus last year. Our teams leveraged our flexible operating model and executed our strategic priorities including optimizing our product mix, enhancing our in-store experience and investing in our infrastructure. I want to thank the entire Citi Trends family for their incredible dedication and hard work.”

Mr. Makuen concluded, “Our customers are expected to remain under pressure through the first half of 2023, impacted by ongoing inflationary factors, in addition to the reduction in SNAP benefits and lower tax refunds. As a result, our first quarter is off to a slow start. However, we remain cautiously optimistic that our customers will experience relief from economic pressures over the course of the year and we are playing offense to drive comp store productivity, our highest priority. We are sharpening our focus on trend development and refining assortments to fuel incremental sales. We are planning the second half to deliver meaningfully improved results thanks to controlling what we can control and leveraging our strong balance sheet and healthy inventory position. I remain extremely confident in the power of our brand, our operating model and our team’s ability to execute our plan.”

Capital Return Program Update

In the fourth quarter, the Company did not repurchase any shares of its common stock. During the year ending January 28, 2023, the Company repurchased approximately 331,000 shares of its common stock at an aggregate cost of $10.0 million. At the end of fiscal 2022, $50.0 million remained available under the Company’s share repurchase program.

Fiscal 2023 Outlook

Given the macro-economic environment, the Company expects low income families, the bulk of its customer base, to remain under pressure in the first half of fiscal 2023 (the 53 week period ending February 3, 2024) with gradual relief as the year unfolds. As a result, the Company’s outlook for fiscal 2023 is as follows:

•	First quarter total sales are expected to decline by approximately low double digits to mid-teens as compared to the first quarter of fiscal 2022, with an operating loss in the quarter

•	Combined second quarter through fourth quarter improvements will be driven by operational efficiencies, tight SG&A control and a sharpened focus on trend development with ample liquidity to refine assortments

•	Full year total sales are planned to be in the range of negative low single-digits to positive low single-digits as compared to fiscal 2022

•	Full year gross margin to remain in the high thirties driven by continued inventory control and freight management

•	Full year EBITDA planned to be in the range of $20 million to $30 million with the Company striving to meet or exceed its prior year result

•	The Company plans to open 5 to 10 new stores, remodel 25 to 30 stores and close 10 to 15 underperforming stores as part of its ongoing fleet optimization; expecting to end fiscal 2023 with approximately 600 stores

•	Full year capital expenditures are expected to be in the range of $20 million to $25 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The number to call for the live interactive teleconference is (212) 231-2928. A replay of the conference call will be available until March 28, 2023, by dialing (800) 633-8284 and entering the passcode, 22026341.

The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release.

About Citi Trends

Citi Trends, Inc. is a leading specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and multicultural families in the United States. The Company operates 608 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements that are subject to material risks and uncertainties. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory); or other factors; changes in market interest rates and market levels of wages; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies such as the ongoing COVID-19 pandemic; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; the ongoing assessment and impact of the cyber disruption we identified on January 14, 2023, including legal, reputational, financial and contractual risks resulting from the disruption, and other risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro/Rachel Schacter
ICR, Inc. CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Fourth Quarter
	2022	2021	2019
Net sales	$209,461	$240,974	$211,013

Cost of sales (exclusive of depreciation shown separately below)	(126,681)	(143,659)	(127,311)
Selling, general and administrative expenses	(70,578)	(79,563)	(67,654)
Depreciation	(4,802)	(5,175)	(4,794)
Income from operations	7,400	12,577	11,254
Interest income	830	7	363
Interest expense	(76)	(106)	(41)
Income before income taxes	8,154	12,478	11,576
Income tax expense	(1,517)	(2,639)	(2,154)
Net income	$6,637	$9,839	$9,422

Basic net income per common share	$0.81	$1.17	$0.84
Diluted net income per common share	$0.81	$1.16	$0.84

Weighted average number of shares outstanding
Basic	8,155	8,404	11,202
Diluted	8,155	8,516	11,271

	Fiscal Year
	2022	2021	2019
Net sales	$795,011	$991,595	$781,925

Cost of sales (exclusive of depreciation shown separately below)	(484,022)	(584,063)	(484,740)
Selling, general and administrative expenses	(279,177)	(307,622)	(259,629)
Depreciation	(20,595)	(20,393)	(18,535)
Asset impairment	—	—	(472)
Gain on sale-leasebacks	64,088	—	—
Income from operations	75,305	79,517	18,549
Interest income	1,034	31	1,577
Interest expense	(306)	(306)	(158)
Income before income taxes	76,033	79,242	19,968
Income tax expense	(17,141)	(17,002)	(3,465)
Net income	$58,892	$62,240	$16,503

Basic net income per common share	$7.17	$6.98	$1.41
Diluted net income per common share	$7.17	$6.91	$1.41

Weighted average number of shares outstanding
Basic	8,216	8,912	11,674
Diluted	8,216	9,013	11,699

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	2022	2021
Assets:
Cash and cash equivalents	$103,495	$49,788
Inventory	105,794	123,835
Prepaid and other current assets	13,592	18,984
Property and equipment, net	60,106	75,282
Operating lease right of use assets	257,195	201,827
Other noncurrent assets	4,076	4,309
Total assets	$544,258	$474,025

Liabilities and Stockholders' Equity:
Accounts payable	$80,670	$98,879
Accrued liabilities	26,878	40,428
Current operating lease liabilities	52,661	47,803
Other current liabilities	344	364
Noncurrent operating lease liabilities	214,939	168,304
Other noncurrent liabilities	2,322	2,104
Total liabilities	377,814	357,882

Total stockholders' equity	166,444	116,143
Total liabilities and stockholders' equity	$544,258	$474,025

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company makes reference in this release to adjusted net income, adjusted earnings per diluted share, adjusted operating income and Adjusted EBITDA. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	Fourth Quarter		Fiscal Year
	2022	2019	2022	2019
Reconciliation of Adjusted Operating Income
Operating income	$7,400	$11,254	$75,305	$18,549
Gain on sale-leasebacks	—	—	(64,088)	—
Cyber incident expenses	142	—	142	—
Interim CEO related expenses	—	571	—	571
Proxy contest expenses	—	—	—	1,042
Asset impairment	—	—	—	472
Adjusted operating income	$7,542	$11,825	$11,359	$20,634

	Fourth Quarter		Fiscal Year
	2022	2019	2022	2019
Reconciliation of Adjusted Net Income
Net income	$6,637	$9,422	$58,892	$16,503
Gain on sale-leasebacks	—	—	(64,088)	—
Cyber incident expenses	142	—	142	—
Interim CEO related expenses	—	571	—	571
Proxy contest expenses	—	—	—	1,042
Asset impairment	—	—	—	472
Tax effect	(26)	(106)	14,416	(362)
Adjusted net income	$6,753	$9,887	$9,362	$18,226

	Fourth Quarter		Fiscal Year
	2022	2019	2022	2019
Reconciliation of Adjusted Diluted EPS
Diluted earnings per share	$0.81	$0.84	$7.17	$1.41
Gain on sale-leasebacks	—	—	(7.80)	—
Cyber incident expenses	0.02	—	0.02	—
Interim CEO related expenses	—	0.05	—	0.05
Proxy contest expenses	—	—	—	0.09
Asset impairment	—	—	—	0.04
Tax effect	—	(0.01)	1.75	(0.03)
Adjusted diluted earnings per share	$0.83	$0.88	$1.14	$1.56

	Fourth Quarter			Fiscal Year
	2022	2021	2019	2022	2021	2019
Reconciliation of Adjusted EBITDA
Net income	$6,637	$9,839	$9,422	$58,892	$62,240	$16,503
Interest income	(830)	(7)	(363)	(1,034)	(31)	(1,577)
Interest expense	76	106	41	306	306	158
Income tax expense	1,517	2,639	2,154	17,141	17,002	3,465
Depreciation	4,802	5,175	4,794	20,595	20,393	18,535
Gain on sale-leasebacks	—	—	—	(64,088)	—	—
Cyber incident expenses	142	—	—	142	—	—
Interim CEO related expenses	—	—	571	—	—	571
Proxy contest expenses	—	—	—	—	—	1,042
Asset impairment	—	—	—	—	—	472
Adjusted EBITDA	$12,344	$17,752	$16,619	$31,954	$99,910	$39,169